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                                                                    Exhibit 2.01

                               ARTICLES OF MERGER

                                       OF

                       United Dominion Realty Trust, Inc.

                                       AND

                               UDRT Maryland, Inc.

         FIRST: United Dominion Realty Trust, Inc. ("Parent") and UDRT Maryland, Inc. ("Subsidiary"), being the corporations which are the parties to these Articles of Merger, do hereby agree to effect a merger of said corporations upon the terms and conditions herein set forth.

         SECOND: The Subsidiary is the corporation to survive the merger. Subsidiary is a corporation incorporated in the State of Maryland under the provisions of the State of Maryland General Corporation Law with its principal office in the State of Maryland located at 300 E. Lombard St., Baltimore, MD 21202, and which will continue its corporate existence pursuant to the provisions of the Maryland General Corporation Law.

         THIRD: The Parent is the corporation to be merged into the Subsidiary. Parent is a corporation incorporated in the Commonwealth of Virginia, which was incorporated under general law in said state on March 11, 1970 and the corporate existence of which will cease upon the effective date of the merger in accordance with the provisions of the general laws of the Commonwealth of Virginia. The Parent has no principal office in the State of Maryland.

         Parent owns interests in land in the following counties in the State of
Maryland:

                  Wicomico County
                  Hartford County
                  Howard County
                  Anne Arundel County
                  Talbot County
                  Saint Mary's County

         Parent was qualified to conduct interstate and foreign business in the State of Maryland as a foreign corporation on December 9, 1992.

         FOURTH: In connection with the merger, the charter of the Subsidiary (the "Charter") is amended and restated as set forth on EXHIBIT A, attached hereto and incorporated herein, and the Charter, as amended, shall continue in full force and effect until duly amended in accordance with its terms and applicable law.

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         FIFTH: In connection with the merger, the subsidiary hereby changes its name from UDRT Maryland, Inc. to United Dominion Realty Trust, Inc.

         SIXTH: Immediately prior to the merger, the total number of shares of stock of all classes which Parent has the authority to issue is 175,000,000 shares of stock, consisting of 150,000,000 shares of common stock, $1.00 par value per share, and 25,000,000 shares of preferred stock without par value. The aggregate par value of all authorized shares of stock of Parent having par value is currently $150,000,000.

         SEVENTH: Immediately prior to the merger, the total number of shares of stock of all classes which Subsidiary has authority to issue is 1,000 shares, par value $1.00 per share, all of one class. The aggregate par value of all classes of stock of Subsidiary having par value is $1,000.

         EIGHTH: The total number of shares of stock of all classes which Subsidiary has authority to issue immediately after the merger is 275,000,000 shares of stock, consisting of 250,000,000 shares of common stock, $1.00 par value per share, and 25,000,000 shares of preferred stock, without par value. The aggregate par value of all authorized shares of stock of Subsidiary having par value immediately after the merger is $250,000,000.

         NINTH: Upon the Effective Time (defined below), Parent shall be merged into Subsidiary. Thereupon, Subsidiary shall possess any and all purposes and powers of Parent; and all leases, licenses, property, rights, privileges, and powers of whatever nature and description of Parent shall be transferred to, vested in, and devolved upon Subsidiary, without further act or deed, subject to all of the debts and obligations of Parent. At the Effective Time, each share of stock of Subsidiary issued and outstanding immediately prior to the Effective Time shall be canceled and cease to exist and each share of stock of Parent issued and outstanding immediately prior to the Effective Time shall be converted into one share of stock of Subsidiary.

         TENTH: The terms and conditions of the merger herein set forth were advised, authorized, and approved by Subsidiary in the manner and by the vote required by its charter and the provisions of the Maryland General Corporation Law, and the said merger was approved in the manner hereinafter set forth.

         ELEVENTH: The merger was duly advised by the Board of Directors of Subsidiary in the following manner. Said Board of Directors of Subsidiary adopted a resolution declaring that the merger of Parent into Subsidiary is advisable substantially upon the terms and conditions set forth or referred to in said resolution and directed that the merger be submitted for consideration by the sole stockholder of Subsidiary. Said resolution of the Board of Directors of Subsidiary was adopted by a written consent signed on June 11, 2003 by the sole member of the Board of Directors of Subsidiary without a meeting.

         TWELFTH: The merger and the aforesaid terms and conditions were duly approved by the stockholders of Subsidiary in the following manner. Parent, the sole

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stockholder of Subsidiary, by written consent, approved the merger described in these Articles of Merger on substantially the terms and conditions set forth herein.

         THIRTEENTH: The terms and conditions of the merger herein set forth were duly advised, authorized, and approved, with respect to Parent, in the manner and by the vote required by the charter of said corporation and by the laws of the Commonwealth of Virginia, which is the state of incorporation of said corporation, as follows:

         The Board of Directors of Parent, by resolution filed with the minutes of the proceedings of such Board of Directors, approved the merger described in these Articles of Merger on substantially the terms and conditions set forth herein. The holders of more than two-thirds of the outstanding stock of Parent entitled to vote on the merger approved the merger at a meeting duly called and held after at least 20 days' notice of the purpose of the meeting was mailed to each such shareholder at the shareholders address as it appears on the records of Parent.

         FOURTEENTH: These Articles of Merger shall become effective upon the date of filing with the State Department of Assessments and Taxation of the State of Maryland (the "Effective Time").

                              [Intentionally Blank]

                                       3

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         IN WITNESS WHEREOF, these Articles of Merger are hereby signed for and on behalf of Parent by its Vice President and Secretary, who does hereby acknowledge that said Articles of Merger are the act of said corporation, and who does hereby state under the penalties for perjury that the matters and facts set forth therein with respect to authorization and approval of said merger are true in all material respects to the best of her knowledge, information, and belief; and these Articles of Merger are hereby signed for and on behalf of Subsidiary by its President, who does hereby acknowledge that said Articles of Merger are the act of said corporation, and who does hereby state under the penalties for perjury that the matters and facts stated therein with respect to authorization and approval of said merger are true in all material respects to the best of his knowledge, information, and belief.

         Executed on this 11th day of June, 2003.

                                        United Dominion Realty Trust, Inc.

                                        By:/s/ Mary Ellen Norwood
                                           ------------------------------------
                                           Mary Ellen Norwood
                                           Vice President and Secretary

Attest:  June 11, 2003

/s/ Mary Ellen Norwood
---------------------------------
Mary Ellen Norwood
Vice President and Secretary

         Executed on this 11th, day of June, 2003.

                                        UDRT Maryland, Inc.

                                        By:/s/ Warren L. Troupe
                                           ------------------------------------
                                           Warren L. Troupe
                                           President

Attest:  June 11, 2003

/s/ Warren L. Troupe
---------------------------------
Warren L. Troupe
Secretary

                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                    ARTICLE I
                                  INCORPORATOR

         The undersigned, Warren L. Troupe, whose address is c/o Morrison & Foerster LLP, 5200 Republic Plaza, 370 17th Street, Denver, Colorado 80202, being at least 18 years of age, does hereby form a Corporation under the general laws of the State of Maryland.

                                   ARTICLE II
                                      NAME

         The name of the Corporation is United Dominion Realty Trust, Inc. (the "Corporation").

                                   ARTICLE III
                                    PURPOSES

         The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which Corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles of Incorporation (this "Charter"), "REIT" means a real estate investment trust under Section 856 of the Code.

                                   ARTICLE IV
                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

         The address of the principal office of the Corporation in the State of Maryland is 300 E. Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a Maryland Corporation, 300 E. Lombard Street, Baltimore, Maryland 21202. The Corporation may have such other offices and places of business within or outside the State of Maryland as the Corporation may from time to time determine.

                                    ARTICLE V
                                      STOCK

         Section 5.1 Authorized Shares. The Corporation shall have authority to issue 250,000,000 shares of Common Stock having a par value of $1.00 per share ("Common Stock") and 25,000,000 shares of preferred stock without par value ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is $250,000,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 5.2(b) or Section 5.3, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, as the case may be, so that the aggregate number of shares of all classes that the Corporation has authority to issue shall not be more than the total number of shares set forth in the first sentence of this Article V. To the extent permitted by Maryland law, the Board of Directors ("Board"), with the approval of a majority of the entire Board and without any action by the stockholders, may amend this Charter from time to time to (a) increase or decrease the aggregate number of shares of stock of the Corporation, (b) increase or

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decrease the number of shares of any class or series that the Corporation has authority to issue, or (c) classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares.

         Section 5.2 Common Stock.

                  (a) Common Stock Subject to Terms of Preferred Stock. The Common Stock shall be subject to the express terms of any series of Preferred Stock.

                  (b) Description. Each share of Common Stock shall entitle the holder thereof to one (1) vote per share on all matters upon which stockholders are entitled to vote. Shares of a particular class of Common Stock shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights except as otherwise set forth herein. The Board may classify or reclassify any unissued Common Stock from time to time in one or more classes or series of stock.

                  (c) Dividend or Distribution Rights. The Board from time to time may authorize and the Corporation may pay to stockholders such dividends or other distributions in cash or other property as the Board in its discretion may determine. The Board shall endeavor to authorize, and the Corporation may pay, such dividends and distributions as are necessary for the Corporation to qualify as a REIT under the Code; provided, however, stockholders shall have no right to any dividend or distribution unless and until authorized by the Board and declared by the Corporation. The exercise of the powers and rights of the Board pursuant to this Section 5.2 is subject to the provisions of any class or series of shares at the time outstanding. The receipt by any person in whose name any shares are registered on the records of the Corporation or by his or her duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such shares and from all liability to see to the application thereof.

                  (d) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the aggregate assets available for distribution to holders of the Common Stock shall be determined in accordance with applicable law and the terms of this Charter. Each holder of Common Stock shall be entitled to receive, ratably with each other holder of Common Stock, that portion of such aggregate assets available for distribution as the number of outstanding shares of Common Stock held by such holder bears to the total number of shares of Common Stock then outstanding.

                  (e) Voting Rights. Except as may be provided otherwise in this Charter, and subject to the express terms of any series of Preferred Stock, the holders of the Common Stock shall have the exclusive right to vote on all matters (as to which a holder of Common Stock is entitled to vote pursuant to applicable law) at all meetings of the stockholders of the Corporation.

         Section 5.3 Preferred Stock. The Board is hereby expressly granted the authority to authorize from time to time the issuance of one or more series of Preferred Stock. Prior to the issuance of each such class or series, the Board, by resolution, shall fix the number of shares to be included in each series, and the designation, preferences, terms, rights, restrictions, limitations, qualifications and terms and conditions of redemption of the shares of each class or series, if any. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The designation of the series, which may be by distinguishing number, letter or title.

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                  (b) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

                  (c) The redemption rights, including conditions and the price or prices, if any, for shares of the series.

                  (d) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

                  (e) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of the series.

                  (f) Whether the shares of the series are convertible into shares of any other class or series or any other security of the Corporation or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares will be convertible and all other terms and conditions upon which such conversion may be made.

                  (g) Restrictions on the issuance of shares of the same series or of any other class or series.

                  (h) The voting rights of the holders of shares of the series subject to the limitations contained in this Section 5.3.

                  (i) Any other relative rights, preferences and limitations on that series, subject to the express provisions of any other series of Preferred Stock then outstanding.

Notwithstanding any other provision of this Charter, the Board may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Stock.

         Section 5.4 Series of Preferred Stock Authorized.

                  (a) 8.60% Series B Cumulative Redeemable Preferred Stock.

                      (i) Designation and Number. A series of the preferred stock, designated the "8.60% Series B Cumulative Redeemable Preferred Stock" (the "Series B Preferred"), is hereby established. The number of shares of the Series B Preferred shall be 6,000,000.

                      (ii) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series B Preferred shall rank senior to the Common Stock and any other capital stock of the Corporation ranking, as to dividends and upon liquidation, junior to the Series B Preferred (collectively, for purposes of this Section 5.4(a), "Junior Stock").

                      (iii) Dividends. The holders of the then outstanding Series B Preferred shall be entitled to receive, when and as declared by the Board out of any funds legally available therefor,

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cumulative preferential cash dividends at the rate of 8.60% of the liquidation preference of the Series B Preferred (equivalent to $2.15 per share) per annum, payable quarterly in arrears in cash on the last day, or the next succeeding business day, of February, May, August and November in each year, beginning August 31, 1997 (each such day being hereinafter called a "Dividend Payment Date" and each period beginning on the day next following a Dividend Payment Date and ending on the next following Dividend Payment Date being hereinafter called a "Dividend Period"), to stockholders of record at the close of business on the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls on or such date as shall be fixed by the Board at the time of declaration of the dividend (the "Dividend Record Date"), which shall be not less than 10 nor more than 30 days preceding the Dividend Payment Date. The amount of any dividend payable for the initial Dividend Period and for any partial Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of Series B Preferred shall accrue and be cumulative from and including the date of original issue thereof, whether or not (A) the Corporation has earnings, (B) dividends on such shares are declared or (C) on any Dividend Payment Date there shall be funds legally available for the payment of such dividends. When dividends are not paid in full upon the shares of Series B Preferred and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series B Preferred and any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series B Preferred and such other series of preferred stock bear to each other.

                           Except as provided in the immediately preceding
paragraph, unless full cumulative dividends on the Series B Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series B Preferred for all past dividend periods and the then current dividend period, (i) no dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation ranking, as to dividends, on a parity with or junior to the Series B Preferred for any period, and (ii) no dividends (other than in Junior Stock) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon the Junior Stock or any other capital stock of the Corporation ranking on a parity with the Series B Preferred as to dividends or upon liquidation (for purposes of this Section 5.4(a), "Parity Stock"), nor shall any Junior Stock or any Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock or Parity Stock) by the Corporation (except by conversion into or exchange for Junior Stock).

                           Any dividend payment made on shares of the Series B
Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

                           No dividends on shares of Series B Preferred shall be
declared by the Board or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                           The amount of any dividends accrued on any shares of
Series B Preferred at any Dividend Payment Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series B Preferred at any date other than a Dividend Payment Date shall be

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equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period after such last preceding Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

                           Accrued but unpaid dividends on the Series B
Preferred will not bear interest. Holders of the Series B Preferred will not be entitled to any dividends in excess of full cumulative dividends as described above.

                           Except as provided in this Charter, the Series B
Preferred shall not be entitled to participate in the earnings or assets of the Corporation.

                           (iv) Liquidation Rights.

                                (A) Upon the voluntary or involuntary
dissolution, liquidation or winding up of the Corporation, the holders of shares of the Series B Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any distribution shall be made to the holders of Common Stock or any other capital stock of the Corporation ranking junior to the Series B Preferred upon liquidation, a liquidation preference of $25.00 per share, plus accrued and unpaid dividends thereon to the date of payment.

                                (B) After the payment to the holders of the
shares of the Series B Preferred of the full liquidation preference provided for in this paragraph (iv), the holders of the Series B Preferred as such shall have no right or claim to any of the remaining assets of the Corporation.

                                (C) If, upon any voluntary or involuntary
dissolution, liquidation or winding up of the Corporation, the amounts payable with respect to the liquidation preference of the shares of the Series B Preferred and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of the Series B Preferred are not paid in full, the holders of the shares of the Series B Preferred and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidation preferences to which they are entitled.

                                (D) Neither the sale, lease, transfer or
conveyance of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other Corporation or the merger or consolidation of any other Corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (iv).

                           (v)  Redemption.

                                (A) Right of Optional Redemption. The Series B
Preferred is not redeemable prior to May 29, 2007. On and after May 29, 2007, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series B Preferred at a price per share (the "Series B Redemption Price"), payable in cash, of $25.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Series B Redemption Date"), without interest. In case of redemption of less than all shares of Series B Preferred at the time outstanding, the shares of Series B Preferred to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares of Series B Preferred held by such holders (as nearly as may be

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practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

                                    (B) Procedures for Redemption.

                                             (1) Notice of any redemption will
be (a) given by publication in a newspaper of general circulation in the City of New York, New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Series B Redemption Date, and (b) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series B Redemption Date, addressed to the respective holders of record of the Series B Preferred to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred may be listed or admitted to trading, such notice shall state: (a) the Series B Redemption Date; (b) the Series B Redemption Price; (c) the number of shares of Series B Preferred to be redeemed;
(d) the place or places where certificates for such shares are to be surrendered for payment of the Series B Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series B Redemption Date. If less than all the shares of Series B Preferred held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred held by such holder to be redeemed.

                                             (2) If notice of redemption of any
shares of Series B Preferred has been published and mailed in accordance with subparagraph (v)(B)(1) above and provided that on or before the Series B Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the benefit of any holders of the shares of Series B Preferred so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series B Redemption Date, dividends on such shares of Series B Preferred shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of Series B Preferred and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the Series B Redemption Price) shall terminate. Upon surrender, in accordance with said notice, of the certificates for any shares of Series B Preferred so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series B Preferred shall be redeemed by the Corporation at the Series B Redemption Price. In case less than all the shares of Series B Preferred represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series B Preferred without cost to the holder thereof.

                                             (3) The deposit of funds with a
bank or trust company for the purpose of redeeming Series B Preferred shall be irrevocable except that:

                                                      (a) the Corporation shall
be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                                                      (b) any balance of moneys
so deposited by the Corporation and unclaimed by the holders of the Series B Preferred entitled thereto at the expiration of two years from the applicable Series B Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares

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

entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                                    (C) Limitations on Redemption.

                                             (1) The Series B Redemption Price
(other than the portion thereof consisting of accrued and unpaid dividends) shall be payable solely out of the sale proceeds of other capital stock of the Corporation and from no other source.

                                             (2) Unless full cumulative
dividends on all shares of Series B Preferred shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series B Preferred shall be redeemed (unless all outstanding shares of Series B Preferred are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by exchange for Junior Stock); provided, however, that the foregoing shall not prevent the exchange of Series B Preferred pursuant to Article VI or the purchase or acquisition of Series B Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred.

                                    (D) Rights to Dividends on shares Called for
Redemption. If the Series B Redemption Date is after a Dividend Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the shares of Series B Preferred to be redeemed are registered at the close of business on such Dividend Record Date notwithstanding the redemption thereof between such Dividend Record Date and the related Dividend Payment Date or the Corporation's default in the payment of the dividend due. Except as provided in this paragraph
(v), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series B Preferred.

                           (vi) Voting Rights.  Except as required by the
general laws of the State of Maryland and except as otherwise provided in this paragraph (vi), the holders of the Series B Preferred shall not be entitled to vote at any meeting of the stockholders for election of directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the stockholders thereof, or to receive notice of any meeting of stockholders.

                                    (A) Whenever dividends on any shares of
Series B Preferred shall be in arrears for six or more consecutive quarterly periods, the holders of such shares of Series B Preferred (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Corporation at a special meeting called by the holders of record of at least 10% of the Series B Preferred or the holders of any other series of preferred stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred for the past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board will be increased by two directors.

                                    (B) So long as any shares of Series B
Preferred remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Series B Preferred outstanding at the time, (1) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series B Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (2) amend, alter or repeal the provisions of this Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                                    (C) The foregoing voting provisions will not
apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                                    (D) So long as the Series B Preferred is
listed or admitted to trading on The New York Stock Exchange, then notwithstanding anything to the contrary in this Charter, including without limitation Article VIII, approval by the holders of at least two-thirds of the outstanding shares of the Series B Preferred shall be required for adoption of any amendment of this Charter or of the Bylaws of the Corporation that would materially affect the existing terms of the Series B Preferred.

                           (vii) Conversion of Series B Preferred. The Series B
Preferred is not convertible into or exchangeable for any other property or securities of the Corporation except as provided in Article VI.

                  (b)      Series C Junior Participating Redeemable Preferred
Stock.

                           (i) Designation and Number.  A series of the
preferred stock, designated the "Series C Junior Participating Cumulative Redeemable Preferred Stock" (the "Series C Preferred"), is hereby established. The number of shares of the Series C Preferred shall be 1,000,000.

                           (ii) Relative Seniority.  In respect of rights to
receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series C Preferred shall rank junior to the Series B Preferred and (notwithstanding anything to the contrary in Section 5.4(c)(ii)) the Series D Preferred, and senior to the Common Stock and any other capital stock of the Corporation ranking, as to dividends and upon liquidation, junior to the Series C Preferred (collectively, for purposes of this Section 5.4(b), "Junior Stock").

                           (iii) Dividends. The holders of the then outstanding
Series C Preferred shall be entitled to receive, when and as declared by the Board out of any funds legally available therefor, cumulative preferential cash dividends payable quarterly on March 31, June 30, September 30 and December 31 (each such date being referred to herein as a "Quarterly Dividend Payment Date" and each period beginning on the day next following a Quarterly Dividend Payment Date and ending on the next following Quarterly Dividend Payment Date being referred to herein as a "Dividend Period"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred, in an amount per share (rounded to the nearest cent) equal to the greater of (A) $.01 or (B) subject to adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than dividends payable in shares of Common Stock, as constituted on the date of such payment), declared on the Common Stock since the immediately preceding Quarterly

Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred.

                           In the event the Corporation shall at any time after
February 4, 1998 (the "Rights Dividend Declaration Date"), (A) declare any dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of the Series C Preferred were entitled immediately prior to such event under clause (B) of the preceding paragraph shall be adjusted by multiplying such amount by a fraction (the "Adjustment Factor"), the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

                           The Corporation shall declare a dividend or
distribution on the Series C Preferred immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend at the rate of $.01 per share on the Series C Preferred shall nevertheless be declared payable on such subsequent Quarterly Dividend Payment Date.

                           Dividends on the shares of Series C Preferred shall
accrue and be cumulative from and including the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which event dividends on such shares shall accrue and be cumulative from and including the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall accrue and be cumulative from and including such Quarterly Dividend Payment Date, whether or not (A) the Corporation has earnings, (B) dividends on such shares are declared or (C) on any Quarterly Dividend Payment Date there shall be funds legally available for the payment of such dividends. When dividends are not paid in full upon the shares of Series C Preferred and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series C Preferred (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series C Preferred and any other series of preferred stock ranking on a parity as to dividends with the Series C Preferred shall be declared pro rata so that the amount of dividends declared per share on the Series C Preferred and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series C Preferred and such other series of preferred stock bear to each other.

                           Except as provided in the immediately preceding
paragraph, unless full cumulative dividends on the Series C Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series C Preferred for all past dividend periods and the then current dividend period, (A) no dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation ranking, as to dividends, on a parity with or junior to the Series C Preferred for any period, and (B) no dividends (other than in Junior Stock) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon the Junior Stock or any other capital stock of the Corporation ranking on a parity with the Series C Preferred as to dividends or upon liquidation (for purposes of this Section 5.4(b), "Parity Stock"), nor shall any Junior Stock or any Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock or Parity Stock) by the Corporation (except by conversion into or exchange for Junior Stock).

                           Any dividend payment made on shares of the Series C
Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

                           No dividends on shares of Series C Preferred shall be
declared by the Board or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                           Accrued but unpaid dividends on the Series C
Preferred will not bear interest. Holders of the Series C Preferred will not be entitled to any dividends in excess of full cumulative dividends as described above.

                           Except as provided in this Charter, the Series C
Preferred shall not be entitled to participate in the earnings or assets of the Corporation.

                           The Board may fix a record date for the determination
of holders of shares of Series C Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                           (iv) Liquidation Rights.

                                (A) Upon the voluntary or involuntary
dissolution, liquidation or winding up of the Corporation, the holders of shares of the Series C Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any distribution shall be made to the holders of Common Stock or any other capital stock of the Corporation ranking junior to the Series C Preferred upon liquidation, a liquidation preference of $1,000.00 per share, plus accrued and unpaid dividends thereon to the date of payment (the "Series C Preferred Liquidation Preference").

                                (B) After the payment to the holders of the
shares of the Series C Preferred of the full Series C Preferred Liquidation Preference, the holders of the Series C Preferred as such shall have no right or claim to any of the remaining assets of the Corporation until the holders of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (1) the Series C Preferred Liquidation Preference by (2) 1,000 (as appropriately adjusted as set forth in paragraph (D) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (the number determined pursuant to clause (2) being hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series C Preferred Liquidation Preference in respect of all outstanding shares of Series C Preferred, the full amount of any liquidation preference payable to holders of any other shares of stock of the Corporation ranking as to any distribution upon any voluntary or involuntary dissolution, liquidation or winding up of the Corporation on a parity with the shares of the Series C Preferred and the full amount of the Common Adjustment, respectively, holders of shares of Series C Preferred, holders of such other shares and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such shares of Series C Preferred, such other shares and shares of Common Stock, on a per share basis, respectively.

                                    (C) If, upon any voluntary or involuntary
dissolution, liquidation or winding up of the Corporation, the amounts payable with respect to the Series C Preferred Liquidation Preference and the liquidation preference of any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of the Series C Preferred are not paid in full, the holders of the shares of the Series C Preferred and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidation preferences to which they are entitled. In the event, however, that there are not sufficient assets available after payment in full of the Series C Preferred Liquidation Preference and such other liquidation preferences to permit payment in full of the Common Adjustment, then the remaining assets shall be distributed ratably to the holders of the Common Stock.

                                    (D) In the event the Corporation shall at
any time after the Rights Dividend Declaration Date (1) declare any dividend on the Common Stock payable in shares of Common Stock, (2) subdivide the outstanding Common Stock, or (3) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by the Adjustment Factor.

                                    (E) Neither the sale, lease, transfer or
conveyance of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other Corporation or the merger or consolidation of any other Corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (iv).

                           (v) Redemption.

                                    (A) Right of Optional Redemption. The
outstanding shares of Series C Preferred may be redeemed at the option of the Board as a whole, but not in part, at any time, or from time to time, at a price per share (the "Series C Redemption Price") equal to (1) 100% of the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (2) all accrued and unpaid dividends to and including the date fixed for redemption (the "Series C Redemption Date"). The "Average Market Value" is the average of the closing sale prices of a share of the Common Stock during the 30-day period immediately preceding the date before the redemption date quoted on the Composite Tape for New York Stock Exchange Listed Stocks, or, if the Common Stock is not quoted on the Composite Tape, on The New York Stock Exchange, or, if the Common Stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Common Stock is listed, or, if the Common Stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of Common Stock during such 30-day period on The NASDAQ Stock Market, or if no such quotations are available, the fair market value of a share of Common Stock as determined by the Board in good faith.

                                    (B) Procedures for Redemption.

                                             (1) Notice of any redemption will
be (a) given by publication in a newspaper of general circulation in the City of New York, New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Series C Redemption Date, and (b) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series C Redemption Date, addressed to the respective holders of record of the Series C Preferred to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series C Preferred may be listed or admitted to trading, such notice shall state: (a) the Series C Redemption Date; (b) the Series C Redemption Price; (c) the place or places where certificates for Series C Preferred are to be surrendered for payment of the Series C Redemption Price; and (d) that dividends on the Series C Preferred will cease to accumulate on the Series C Redemption Date.

                                             (2) If notice of redemption of the
Series C Preferred has been published and mailed in accordance with subparagraph
(v)(B)(1) above and provided that on or before the Series C Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the benefit of the holders of the Series C Preferred, so as to be, and to continue to be available therefor, then, from and after the Series C Redemption Date, dividends on the Series C Preferred shall cease to accrue, and the Series C Preferred shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the Series C Redemption Price) shall terminate. Upon surrender, in accordance with said notice, of the certificates for the Series C Preferred (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), the Series C Preferred shall be redeemed by the Corporation at the Series C Redemption Price.

                                             (3) The deposit of funds with a
bank or trust company for the purpose of redeeming Series C Preferred shall be irrevocable except that:

                                                 (a) the Corporation shall be
entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                                                 (b) any balance of moneys so
deposited by the Corporation and unclaimed by the holders of the Series C Preferred entitled thereto at the expiration of two years from the applicable Series C Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                                    (C) Rights to Dividends on Shares Called for
Redemption. If the Series C Redemption Date is after a record date for payment of dividends on the Series C Preferred and before the related Quarterly Dividend Payment Date, the dividend payable on such Quarterly Dividend Payment Date shall be paid to the holders in whose name the shares of Series C Preferred are registered at the close of business on such record date notwithstanding the redemption thereof between such record date and the related Quarterly Dividend Payment Date or the Corporation's default in the payment of the dividend due. Except as provided in this paragraph (v), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series C Preferred.

                           (vi)     Voting Rights.

                                    (A) Subject to the provision for adjustment
hereinafter set forth, each share of Series C Preferred shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (1) declare any dividend on the Common Stock payable in shares of Common Stock, (2) subdivide the outstanding Common Stock, or (3) combine the outstanding shares of

Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number by the Adjustment Factor. Except as otherwise provided herein or under applicable law, the holders of shares of Series C Preferred and the holders of shares of Common Stock shall vote together as one voting group on all matters submitted to a vote of stockholders of the Corporation.

                                    (B) Whenever dividends on any shares of
Series C Preferred shall be in arrears for six or more consecutive quarterly periods, the holders of such shares of Series C Preferred (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Corporation at a special meeting called by the holders of record of at least 10% of the Series C Preferred or the holders of any other series of preferred stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series C Preferred for the past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board will be increased by two directors.

                                    (C) The foregoing voting provisions will not
apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                                    (D) In the event that the Series C Preferred
is listed or admitted to trading on The New York Stock Exchange, then notwithstanding anything to the contrary in this Charter, including without limitation Article VIII, approval by the holders of at least two-thirds of the outstanding shares of the Series C Preferred shall be required for adoption of any amendment of this Charter or of the Bylaws of the Corporation that would materially affect the existing terms of the Series C Preferred.

                           (vii)    Conversion of Series C Preferred. The Series
C Preferred is not convertible into or exchangeable for any other property or securities of the Corporation except as provided in Article VI.

                           (viii)   Consolidation, Merger, Share Exchange, etc.
In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Preferred shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (A) declare any dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred shall be adjusted by multiplying such amount by the Adjustment Factor.

                           (ix)     Fractional Shares. Series C Preferred may be
issued in fractions of one one-thousandth of a share (and integral multiples thereof) which shall entitle the holder, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred.

                  (c) Series D Cumulative Convertible Preferred Stock.

                      (i) Designation and Number. A series of the preferred stock, designated the "Series D Cumulative Convertible Redeemable Preferred Stock" (the "Series D Preferred"), is hereby established. The number of shares of the Series D Preferred shall be 8,000,000.

                      (ii) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series D Preferred shall rank on a parity with the Series B Preferred and the Series C Preferred and any other class or series of capital stock of the Corporation not constituting Junior Stock (collectively, for purposes of this Section 5.4(c), "Parity Stock"), and senior to the Common Stock and any other class or series of capital stock of the Corporation ranking, as to dividends and upon liquidation, junior to the Series D Preferred (collectively, for purposes of this Section 5.4(c), "Junior Stock").

                      (iii) Dividends.

                            (A) The holders of the then outstanding Series D
Preferred shall be entitled to receive, when and as declared by the Board of any funds legally available therefor, cumulative preferential cash dividends at the rate of 7.5% of the Liquidation Preference of the Series D Preferred (equivalent to $1.875 per share) per annum (subject to adjustment as provided in subparagraph (F) of this paragraph (iii)), payable quarterly in arrears in cash on the last day, or the next succeeding Business Day, of January, April, July and October in each year, beginning February 1, 1999 (each such day being hereinafter called a "Dividend Payment Date" and each period beginning on the day next following a Dividend Payment Date and ending on the next following Dividend Payment Date being hereinafter called a "Dividend Period"), to stockholders of record at the close of business on the Friday occurring between the tenth and fifteenth days of the calendar month in which the applicable Dividend Payment Date falls on or such date as shall be fixed by the Board at the time of declaration of the dividend (the "Dividend Record Date"), which shall be not less than 10 nor more than 30 days preceding the Dividend Payment Date. The amount of any dividend payable for the initial Dividend Period and for any other partial Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of Series D Preferred shall accrue and be cumulative from and including the date of original issue thereof (the "Issue Date"), whether or not (1) the Corporation has earnings, (2) dividends on such shares are declared or (3) on any Dividend Payment Date there shall be funds legally available for the payment of such dividends. When dividends are not paid in full upon the shares of Series D Preferred and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series D Preferred (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series D Preferred and any other series of preferred stock ranking on a parity as to dividends with the Series D Preferred shall be declared pro rata so that the amount of dividends declared per share on the Series D Preferred and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series D Preferred and such other series of preferred stock bear to each other. "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

                            (B) Except as provided in subparagraph (A) of this
paragraph (iii), unless full cumulative dividends on the Series D Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series D Preferred for all past dividend periods and the then current dividend period, no dividends (other than in Junior Stock) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon any Parity Stock or Junior Stock, nor shall any Junior Stock or any Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock or Parity Stock) by the Corporation or any subsidiary of the Corporation (except by conversion into or exchange for Junior Stock).

                                    (C) Any dividend payment made on shares of
the Series D Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

                                    The amount of any dividends accrued on any
shares of Series D Preferred at any Dividend Payment Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series D Preferred at any date other than a Dividend Payment Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period after such last preceding Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

                                    Accrued but unpaid dividends on the Series D
Preferred will not bear interest. Holders of the Series D Preferred will not be entitled to any dividends in excess of full cumulative dividends as described above.

                                    (D) No dividends on shares of Series D
Preferred shall be declared by the Board or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                                    (E) Except as provided in this Charter, the
Series D Preferred shall not be entitled to participate in the earnings or assets of the Corporation.

                                    (F) In the event that the per share cash
dividends declared on the Common stock during any Dividend Period (the "Current Common Dividend") shall be greater or less than the per share cash dividends declared on the Common Stock during the immediately preceding Dividend Period (the "Prior Common Dividend"), then the dividend rate of the Series D Preferred (as it may have previously been adjusted pursuant to this subparagraph (F)) shall be automatically adjusted in the proportion that the Current Common Dividend bears to the Prior Common Dividend, such adjustment to be effective for the Dividend Period during which the Current Common Dividend is paid and all subsequent Dividend Periods until again adjusted in accordance with this paragraph; provided, however, that in no event shall the adjusted dividend rate of the Series D Preferred be less than 7.5% of the Liquidation Preference of the Series D Preferred per annum. No adjustment pursuant to this subparagraph (F) shall be made on account of any special Common Stock dividend or distribution declared for the purpose of assuring continued qualification of the Corporation as a "real estate investment trust" under the Code.

                           (iv) Liquidation Rights.

                                (A) Upon the voluntary or involuntary
dissolution, liquidation or winding up of the Corporation, the holders of shares of the Series D Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any distribution shall be made to the holders of Common Stock or any other capital stock of the Corporation ranking junior to the Series D Preferred upon liquidation, a liquidation preference of $25.00 per share (the "Liquidation Preference"), plus accrued and unpaid dividends thereon to the date of payment.

                                (B) After the payment to the holders of the
shares of the Series D Preferred of the full Liquidation Preference provided for in this paragraph (iv), the holders of the Series D Preferred as such shall have no right or claim to any of the remaining assets of the Corporation.

                                (C) If, upon any voluntary or involuntary
dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the Liquidation Preference and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of the Series D Preferred are not paid in full, the holders of the shares of the Series D Preferred and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidation preferences to which they are entitled.

                                (D) Neither the sale, lease, transfer or
conveyance of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other Corporation or the merger or consolidation of any other Corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (iv).

                           (v) Redemption.

                                (A) Right of Optional Redemption. The Series D
Preferred is not redeemable prior to the fifth anniversary of the Issue Date. On and after the fifth anniversary of the Issue Date, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series D Preferred at a price per share (the "Series D Redemption Price"), payable in cash, of $25.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Series D Redemption Date"), without interest; provided, however, that the Corporation may not redeem any Series D Preferred pursuant to this paragraph (v) unless the Current Market Price of the Common Stock on each of the 20 consecutive Trading Days immediately preceding the Series D Redemption Date shall at least equal the then current Conversion Price, as defined in paragraph (vii). "Current Market Price" of the Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price, regular way, on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security and selected for such purpose by the Board. "Trading Day" in respect of any security shall mean any day on which such security is traded on the NYSE, or if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, in the applicable securities market in which the security is traded.

                                    In case of redemption of less than all
shares of Series D Preferred at the time outstanding, the shares of Series D Preferred to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares of Series D Preferred held by such holders (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

                                    (B) Procedures for Redemption.

                                             (1) Notice of any redemption will
be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series D Redemption Date, addressed to the respective holders of record of the Series D Preferred to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law, such notice shall state: (a) the Series D Redemption Date; (b) the Series D Redemption Price; (c) the number of shares of Series D Preferred to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series D Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series D Redemption Date. If less than all the shares of Series D Preferred held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series D Preferred held by such holder to be redeemed.

                                             (2) If notice of redemption of any
shares of Series D Preferred has been mailed in accordance with section (1) of subparagraph (B) of this paragraph (v) above and provided that on or before the Series D Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the benefit of any holders of the shares of Series D Preferred so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series D Redemption Date, dividends on such shares of Series D Preferred shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of Series D Preferred and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the Series D Redemption Price) shall terminate. Upon surrender, in accordance with said notice, of the certificates for any shares of Series D Preferred so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series D Preferred shall be redeemed by the Corporation at the Series D Redemption Price. In case less than all the shares of Series D Preferred represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series D Preferred without cost to the holder thereof.

                                             (3) The deposit of funds with a
bank or trust company for the purpose of redeeming Series D Preferred shall be irrevocable except that:

                                                      (a) the Corporation shall
be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                                                      (b) any balance of moneys
so deposited by the Corporation and unclaimed by the holders of the Series D Preferred entitled thereto at the expiration of two years from the applicable Series D Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                                    (C) Limitations on Redemption.

                                             (1) The Series D Redemption Price
(other than the portion thereof consisting of accrued and unpaid dividends) shall be payable solely out of the sale proceeds of other capital stock of the Corporation and from no other source.

                                             (2) Unless full cumulative
dividends on all shares of Series D Preferred shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series D Preferred shall be redeemed (unless all outstanding shares of Series D Preferred are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly by the Corporation (except by exchange for Junior Stock); provided, however, that the foregoing shall not prevent the exchange of Series D Preferred pursuant to Article VI or the purchase or acquisition of Series D Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred.

                                             (3) The Corporation shall not
redeem in any period of 12 consecutive months a number of shares of Series D Preferred having an aggregate Liquidation Preference of more than $100,000,000, provided that this restriction shall lapse and be of no further force or effect if in any such period any holder of record of such number of shares of Series D Preferred or shares of Common Stock issued on conversion of such number of shares of Series D Preferred shall transfer beneficial ownership of such number of shares of Series D Preferred or such Common Stock, or a combination of shares of Series D Preferred and such Common Stock representing such number of shares of Series D Preferred, except (a) in a distribution of such shares of Series D Preferred and/or shares of Common Stock to the security holders of such holder of record or (b) in a bona fide pledge to a bank or other financial institution to secure obligations for borrowed money, or as margin collateral, or upon foreclosure or private sale under such pledge.

                                    (D) Rights to Dividends on Shares Called for
Redemption. If the Series D Redemption Date is after a Dividend Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the shares of Series D Preferred to be redeemed are registered at the close of business on such Dividend Record Date notwithstanding the redemption thereof between such Dividend Record Date and the related Dividend Payment Date or the Corporation's default in the payment of the dividend due. Except as provided in this paragraph
(v), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series D Preferred.

                           (vi) Voting Rights. Except as required by the general
laws of the State of Maryland and except as otherwise provided in this paragraph
(vi), the holders of the Series D Preferred shall not be entitled to vote at any meeting of the stockholders for election of directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the stockholders thereof, or to receive notice of any meeting of stockholders.

                                    (A) Whenever dividends on any shares of
Series D Preferred shall be in arrears for any Dividend Period, the holders of such shares of Series D Preferred shall have all rights to notices and voting entitlements of holders of Common Stock under the general laws of the State of Maryland and this Charter, and the Series D Preferred and the Common Stock shall be a single voting group, until all dividends accumulated on such shares of Series D Preferred for all past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

                                    (B) So long as any shares of Series D
Preferred remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Series D Preferred outstanding at the time, (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series D Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of this Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series D Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                                    (C) The foregoing voting provisions will not
apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                           (vii)    Conversion of Series D Preferred.

                                    (A) As used in this paragraph (vii), the
following terms shall have the indicated meanings:

                                    "Adjustment Factor," for purposes of any
determination provided for in this paragraph (vii) requiring reference to the Adjustment Factor, shall equal the Conversion Price in effect on the determination date divided by $16.25.

                                    "Conversion Price" shall mean the conversion
price per share of Common Stock at which the Series D Preferred is convertible into Common Stock, as such Conversion Price may be adjusted pursuant to subparagraph (E) of this paragraph (vii). The initial Conversion Price shall be $16.25.

                                    "Conversion Rate" shall mean the rate at
which the Series D Preferred is convertible into Common Stock, as such Conversion Rate may be adjusted pursuant to subparagraph (E) of this paragraph
(vii). The initial Conversion Rate shall be 1.5385 shares of Common Stock for each share of Series D Preferred.

                                    "Fair Market Value," in the case of any
security or property not having a market value ascertainable by reference to any quotation medium or other objective source, shall mean the fair market value thereof as determined in good faith by the Board, which determination shall be final, conclusive and binding on all persons.

                                    "Transfer Agent" shall mean Mellon Investor
Services, LLC, or such other agent or agents of the Corporation as may be designated by the Board as the transfer agent for the Series D Preferred.

                                    (B) Subject to and upon compliance with the
provisions of this paragraph (vii), a holder of shares of Series D Preferred shall have the right (the "Conversion Right"), at such holder's option, at any time and from time to time, to convert such shares into the number of shares of fully paid and nonassessable Common Stock obtained by dividing the aggregate Liquidation Preference of such shares of Series D Preferred by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of subparagraph (C) of this paragraph (vii)) by surrendering such shares to be converted, such surrender to be made in the manner provided in subparagraph (C) of this paragraph (vii); provided, however, that the right to convert shares called for redemption pursuant to paragraph (v) shall terminate at the close of business on the Series D Redemption Date fixed for such redemption, unless the Corporation shall default in making payment of any amounts payable upon such redemption under paragraph (v).

                                    (C) In order to exercise the Conversion
Right, the holder of each share of Series D Preferred to be converted shall surrender the certificate evidencing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of Series D Preferred. Unless the certificate or certificates for shares of Common Stock issuable on conversion are to be registered in the same name as the name in which such certificate for Series D Preferred is registered, each certificate surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized agent and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

                                    Holders of Series D Preferred at the close
of business on a Dividend Record Date shall be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Record Date and prior to such Dividend Payment Date. However, shares of Series D Preferred surrendered for conversion during the period beginning with the close of business on any Dividend Record Date and ending with the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption specifying a Series D Redemption Date occurring within such period or coinciding with such Dividend Payment Date, such shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series D Preferred on a Dividend Record Date who (or whose transferee) surrenders any such shares for conversion into Common Stock after the opening of business on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such Series D Preferred on such date, and the converting holder need not include payment of the amount of such dividend upon such surrender. The Corporation shall make further payment or allowance for, and a converting holder shall be entitled to, unpaid dividends in arrears (excluding the then-current quarter) on converted shares and for dividends on the Common Stock issued upon such conversion.

                                    As promptly as practicable after the
surrender of certificates for Series D Preferred as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Series D Preferred in accordance with the provisions of this paragraph (vii), and any fractional interest in respect of Common Stock arising upon such conversion shall be settled as provided in subparagraph (D) of this paragraph (vii). Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series D Preferred shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date, unless the share transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the opening of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such certificates for Series D Preferred have been surrendered and such notice received by the Corporation.

                                    (D) No fractional shares or scrip
representing fractions of Common Stock shall be issued upon conversion of the Series D Preferred. In lieu of issuing a fractional interest in Common Stock that would otherwise be deliverable upon the conversion of a share of Series D Preferred, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share of Series D Preferred shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred so surrendered.

                                    (E) The Conversion Rate and Conversion Price
shall be adjusted from time to time as follows:

                                        (1) If the Corporation shall after the
Issue Date (a) declare and pay a dividend to holders of any class of capital stock of the Corporation payable in Common Stock, (b) subdivide its outstanding Common Stock into a greater number of shares, (c) combine its outstanding Common Stock into a smaller number of shares or (d) reclassify its Common Stock, the Conversion Rate shall be adjusted so that the holder of any Series D Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the record date in the case of a dividend or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this section (1) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subparagraph (I) below) in the case of a dividend and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification. Such adjustment(s) shall be made successively whenever any of the events listed above shall occur.

                                        (2) If the Corporation shall issue after
the Issue Date rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than 98% of the Current Market Price of the Common Stock determined as of the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price shall be adjusted to equal the price determined by multiplying (a) the Conversion Price in effect immediately prior to the close of business on such record date by (b) a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding on the close of business on such record date and
(ii) the number of shares of Common Stock that could be purchased at the

Current Market Price of the Common Stock determined as of the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price shall be adjusted to equal the price determined by multiplying (a) the Conversion Price in effect immediately prior to the close of business on such record date by (b) a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding on the close of business on such record date and (ii) the number of shares of Common Stock that could be purchased at the Current Market Price on such record date with the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants (or the aggregate conversion price of the convertible securities so offered), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the close of business on such record date and (y) the number of shares of Common Stock issuable upon exercise in full of such rights, options or warrants (or into which the convertible securities so offered are convertible). Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subparagraph (I) below). In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than 98% of the Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board, whose decision shall be final, conclusive, and binding on all persons. Any adjustment(s) made pursuant to this section (2) shall be made successively whenever any of the events listed above shall occur.

                                             (3) If the Corporation shall after
the Issue Date distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (including securities or cash, but excluding cash dividends not exceeding in amount current or accumulated funds from operations at the date of declaration, determined on the basis of the Corporation's most recent annual or quarterly report to stockholders at the time of the declaration of such dividends) or rights, options or warrants to subscribe for or purchase any of its securities (excluding rights, options or warrants referred to in section (2) above) (any of the foregoing being hereinafter in this section (3) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (a) the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of stockholders entitled to receive such distribution by (b) a fraction, the numerator of which shall be (i) the Current Market Price per share of Common Stock on such record date or, if applicable, the deemed record date described in the immediately following paragraph, less
(ii) the then Fair Market Value of the Securities or assets so distributed applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock on such record date or, if applicable, the record date described in the immediately following paragraph. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in subparagraph (i)) such record date.

                                             For purposes of this section (3),
distribution of a Security which is distributed not only to the holders of the Common Stock on the record date fixed for the determination of stockholders entitled to such distribution, but is also delivered with each share of Common Stock issued upon conversion of Series D Preferred after such record date, shall not require an adjustment of the Conversion Price pursuant to this section (3); provided that on the date, if any, on which such Security ceases to be deliverable with Common Stock upon conversion of Series D Preferred (other than as a result of the expiration or termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this section (3) (and such date shall be deemed for purposes of this section (3) to be the "record date fixed for the determination of stockholders entitled to receive such distribution" and the "record date").

                                             Adjustment(s) made pursuant to this
section (3) shall be made successively whenever any of the events listed above shall occur.

                                             (4) If after the Issue Date (i) the
Corporation shall merge or consolidate with any other real estate investment trust, corporation or other business entity and shall not be the survivor in such transaction (without respect to the legal structure of the transaction),
(ii) the Corporation shall transfer or sell all or substantially all of its assets other than to an affiliate or subsidiary of the Corporation or (iii) the Corporation shall liquidate and dissolve, and the consideration allocable to each share of Common Stock in any such transaction shall not have a Fair Market Value of at least $15 times the Adjustment Factor, the Conversion Price in effect at the opening of business on the date on which such transaction is consummated or effective, if greater than $15 times the Adjustment Factor, shall be adjusted effective at the opening of business on such date to equal $15 times the Adjustment Factor.

                                             (5) If the Current Market Price of
the Common Stock on at least 20 consecutive Trading Days during the period of 36 consecutive months beginning on the second anniversary of the Issue Date is not at least $14 times the Adjustment Factor, and the Conversion Price in effect at the opening of business on the fifth anniversary of the Issue Date or the next succeeding Business Day, if such fifth anniversary is not a Business Day, is greater than $15.25 times the Adjustment Factor, the Conversion Price shall be adjusted effective at the opening of business on such fifth anniversary or the next following Business Day, if such fifth anniversary is not a Business Day, to equal $15.25 times the Adjustment Factor.

                                             (6) No adjustment in the Conversion
Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this section (6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this paragraph (vii) (other than this section
(6)) not later than such time as may be required in order to preserve the tax-free nature of a dividend to the holders of Common Stock. Notwithstanding any other provisions of this paragraph (vii), the Corporation shall not be required to make any adjustment to the Conversion Price for the issuance of any Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under such plan. All calculations under this paragraph (vii) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.

                                    (F) If the Corporation shall after the Issue
Date be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the outstanding Common Stock, sale of all or substantially all of the Corporation's assets, recapitalization or reclassification of capital stock, but excluding any transaction to which section (1) of subparagraph (E) of this paragraph (vii) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case upon consummation of which Common Stock shall be converted into the right to receive shares, stock, securities or other property (including cash) or any combination thereof ("Transaction Consideration"), each share of Series D Preferred which is not itself converted into the right to receive Transaction Consideration in connection with such Transaction shall thereafter be convertible into the kind and amount of Transaction Consideration payable upon the consummation of such Transaction with respect to that number of shares of Common Stock into which one share of Series D Preferred was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with this subparagraph (F) and enable the holder of each share of Series D Preferred that remains outstanding after consummation of such Transaction to convert such share at the Conversion Price in effect immediately prior to such Transaction into the Transaction Consideration payable with respect to the number of shares of Common Stock into which such share of Series D Preferred is then convertible. The provisions of this subparagraph (F) shall similarly apply to successive Transactions.

                                    (G)      If after the Issue Date:

                                             (1) the Corporation shall declare
dividends on the Common Stock, excluding cash dividends not exceeding in amount current or accumulated funds from operations at the date of declaration, determined on the basis of the Corporation's most recent annual or quarterly report to stockholders at the time of the declaration of such dividends; or

                                             (2) the Corporation shall authorize
the granting to the holders of the Common Stock of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

                                             (3) there shall be any Transaction
for which approval of any stockholders of the Corporation is required or self tender for all or substantially all of the outstanding Common Stock; or

                                             (4) there shall occur the voluntary
or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series D Preferred at their addresses as shown on the share records of the Corporation, as promptly as possible, but at least 15 days prior to the earliest applicable date hereinafter specified, a notice stating (a) the record date as of which the holders of Common Stock entitled to receive such dividend or grant of rights, options or warrants are to be determined, provided, however, that no such notification need be made in respect of a record date for a dividend or grant of rights, options or warrants unless the corresponding adjustment in the Conversion Price would be an increase or decrease of at least 1%, or (b) the date on which such Transaction, self tender, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such Transaction, self tender, liquidation, dissolution or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this paragraph (vii).

                                    (H) Whenever the Conversion Price is
adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent a certificate of its chief financial or chief accounting officer setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series D Preferred at such holder's last address of record.

                                    (I) In any case in which subparagraph (E) of
this paragraph (vii) provides that an adjustment shall become effective on the date next following the record date for an event, the Corporation may defer until the occurrence of such event (1) issuing to the holder of any Series D Preferred converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (2) fractionalizing any share of Common Stock into which Series D Preferred is convertible and/or paying to such holder cash in lieu of such fractional interest pursuant to subparagraph (D) of this paragraph (vii).

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

                                    (J) There shall be no adjustment of the
Conversion Price in case of the issuance of any shares of capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph (vii).

                                    (K) The Corporation will at all times
reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting conversion of the Series D Preferred, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series D Preferred not theretofore converted. For purposes of this subparagraph (K), the number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series D Preferred shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                                    (L) The Corporation will pay any and all
documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Stock or other securities or property on conversion of the Series D Preferred pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the holder of the Series D Preferred to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

                                    In addition to the foregoing adjustments,
the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required herein, as it in its discretion considers to be advisable in order that any share dividends, subdivisions of shares, reclassification or combination of shares, dividend of rights, options, warrants to purchase shares or securities, or a dividend of other assets (other than cash dividends) will not be taxable or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

                                    (M) Definitions. Unless the context
otherwise clearly indicates, terms defined in any subdivision of this paragraph
(vii) shall have the same meanings wherever used in this paragraph (vii).

                  (d) Series E Cumulative Convertible Preferred Stock.

                      (1) Designation and Number. A series of the preferred stock, designated the "Series E Cumulative Convertible Preferred Stock" (the "Series E Preferred"), is hereby established. The number of shares of the Series E Preferred shall be 3,425,217.

                      (2) Relative Seniority. In respect of rights to receive dividends until the Cross Over Date (as defined below) and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the corporation, the Series E Preferred shall rank pari passu with the Series B Preferred and the Series D Preferred and any other capital stock of the corporation designated as ranking pari passu with the Series B Preferred, the Series D Preferred or the Series E Preferred, as to dividends or payments in the event of any liquidation, dissolution or winding up of the corporation (collectively, "Series E Parity Stock"), and senior to the common stock and any other class or series of capital stock of the corporation designated as ranking junior to the Series E Preferred or any Series E Parity Stock (collectively, "Junior Stock").

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

                           (3) Dividends.

                                    (A) Until the Cross Over Date, the holders
of the then outstanding Series E Preferred shall be entitled to receive, out of any funds legally available therefor, cumulative preferential cash dividends at the rate of 8% of the Liquidation Preference of the Series E Preferred (equivalent to $1.3288 per share) per annum, payable quarterly in cash in arrears on the last day, or the next succeeding Business Day, of January, April, July and October in each year, beginning July 31, 2003 (each such day being hereinafter called a "Series E Dividend Payment Date" and each period beginning on the day succeeding a Series E Dividend Payment Date and ending on the next following Series E Dividend Payment Date being hereinafter called a "Series E Dividend Period"), to shareholders of record at the close of business on such date as shall be fixed by the Board of Directors at the time of declaration of the dividend (the "Series E Dividend Record Date"), which shall be not less than 10 nor more than 30 days preceding the Series E Dividend Payment Date. The amount of any dividend payable for the initial Series E Dividend Period and for any other partial Series E Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of Series E Preferred shall accrue and be cumulative from and including the date of original issue thereof (the "Issue Date"), whether or not (i) the corporation has earnings, (ii) dividends on such shares are declared or (iii) on any Series E Dividend Payment Date there shall be funds legally available for the payment of such dividends. When dividends are not paid in full upon the shares of Series E Preferred and the shares of Series E Parity Stock (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series E Preferred or any other Series E Parity Stock shall be declared pro rata among all classes or series of Series E Parity Stock so that the amount of dividends declared per share on the Series E Preferred and such other Series E Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series E Preferred and such other Series E Parity Stock bear to each other. "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close. Notwithstanding any provision of this paragraph (3) to the contrary, from and after the Cross Over Date the holders of the then outstanding Series E Preferred will be entitled to receive dividends in such amount and at such time as dividends are paid to holders of common stock, without preference, calculated on an as converted basis. Such dividends shall be paid quarterly in cash in arrears. Dividends on the Series E Preferred will cumulate to the extent not declared and paid in full whether or not (i) there exists funds legally available for the payment of such dividends or (ii) such dividends have been authorized.

                                    (B) Prior to the Cross Over Date, unless
full cumulative dividends on the Series E Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series E Preferred for all past Series E Dividend Periods and the then current Series E Dividend Period, no dividends (other than in Junior Stock) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon any Junior Stock, nor shall any Junior Stock or any Series E Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock) or Series E Parity Stock by the corporation (except by conversion into or exchange for other Junior Stock or Parity Stock).

                                    (C) Any dividend payment made on shares of
the Series E Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares.

                                    The amount of any dividends accrued on any
shares of Series E Preferred at any Series E Dividend Payment Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Series E Dividend Payment Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series E Preferred at any date other than a Series E

Dividend Payment Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Series E Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period after such last preceding Series E Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

                                    Accrued but unpaid dividends on the Series E
Preferred will not bear interest. Holders of the Series E Preferred will not be entitled to any dividends in excess of full cumulative dividends as described above.

                                    (D) No dividends on shares of Series E
Preferred shall be declared by the Board of Directors of the corporation or paid or set apart for payment by the corporation at such time as the terms and provisions of any agreement of the corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                                    (E) Except as provided in these Articles,
the Series E Preferred shall not be entitled to participate in the earnings or assets of the corporation.

                                    (F) For purposes of this paragraph (d) the
term "Cross Over Date" means the date on which the holders of the Series E Preferred would have received, in respect of such Series E Preferred, dividends in an annualized amount equal to or greater than the Threshold Amount for a period of four (4) consecutive calendar quarters, had such holders received dividends equivalent to the dividends paid to holders of common stock, calculated on an as converted basis, for such four (4) consecutive calendar quarter period. For purposes of this paragraph (d) the term "Threshold Amount" means the amount of the annual dividends earned on the Series E Preferred Stock pursuant to this paragraph (3).

                           (4) Liquidation Rights.

                                    (A) Upon the voluntary or involuntary
dissolution, liquidation or winding up of the corporation, the holders of shares of the Series E Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the corporation legally available for distribution to its shareholders on parity with the Parity Stock, before any distribution shall be made to the holders of any Junior Stock, a liquidation preference of $16.61 per share, plus dividends thereon accrued and unpaid for any period prior to the Cross Over Date to the date of payment (the "Liquidation Preference").

                                    (B) After the payment to the holders of the
shares of the Series E Preferred of the full Liquidation Preference, the holders of the Series E Preferred as such shall have no right or claim to any of the remaining assets of the corporation.

                                    (C) If, upon any voluntary or involuntary
dissolution, liquidation, or winding up of the corporation, the Liquidation Preference and any amounts payable as a liquidation preference to other shares of Series E Parity Stock are not paid in full, the holders of the shares of the Series E Preferred and of such other shares of Series E Parity Stock will share ratably in any such distribution of assets of the corporation in proportion to the full respective liquidation preferences to which they are entitled.

                                    (D) Neither the sale, lease, transfer or
conveyance of all or substantially all the assets or business of the corporation, nor the merger or consolidation of the corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (4).

                           (5) Voting Rights.

                                    (A) Except as otherwise provided in this
paragraph (5), the holders of the Series E Preferred shall be entitled to vote on an as converted basis as a single class in combination with the holders of common stock at any meeting of the shareholders for the election of directors or for any other purpose on which the holders of common stock are entitled to vote or to participate in any action taken by the holders of common stock. The holders of the Series E Preferred also shall be entitled to vote as a class on any matter that the Maryland General Corporation Law requires the Series E Preferred to vote on as a separate class. The holders of Series E Preferred shall be entitled to receive notice of any meeting of the holders of common stock.

                                    (B) So long as any shares of Series E
Preferred remain outstanding, the corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Series E Preferred then outstanding, authorize or create, or increase the authorized or issued amount of, the Series E Preferred (other than in connection with a pro rata distribution of Series E Preferred to the holders thereof) or any class or series of capital stock ranking prior to the Series E Preferred with respect to the distribution of assets upon liquidation, dissolution or winding up of the corporation or reclassify any authorized capital stock of the corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares.

                           (6) Conversion of Series E Preferred.

                                    (A) Subject to and upon compliance with the
provisions of this paragraph (6), a holder of shares of Series E Preferred shall have the right (the "Conversion Right"), at such holder's option, at any time and from time to time, to convert each share of Series E Preferred into, subject to subparagraphs (D), (E) and (F) of this paragraph (6), one share of fully paid and nonassessable common stock of the corporation by surrendering the certificate evidencing such shares to be converted, in the manner provided in subparagraph (B) of this paragraph (6).

                                    (B) In order to exercise the Conversion
Right, the holder of each share of Series E Preferred to be converted shall surrender the certificate evidencing such share, duly endorsed or assigned to the corporation or in blank, at the office of the corporation's transfer agent, accompanied by written notice to the corporation that the holder thereof elects to convert such share of Series E Preferred. Unless the certificate or certificates for shares of common stock issuable on conversion are to be registered in the same name as the name in which such certificate for Series E Preferred is registered, each certificate surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder or such holder's duly authorized agent and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the corporation demonstrating that such taxes have been paid).

                                    Holders of Series E Preferred at the close
of business on a Series E Dividend Record Date shall be entitled to receive the dividend payable on the corresponding Series E Dividend Payment Date notwithstanding the conversion of the Series E Preferred following such Series E Dividend Record Date and prior to such Series E Dividend Payment Date. However, shares of Series E Preferred surrendered for conversion during the period beginning with the close of business on any Series E Dividend Record Date and ending with the opening of business on the corresponding Series E Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such

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

shares on such Series E Dividend Payment Date. The corporation shall make further payment or allowance for, and a converting holder shall be entitled to, accrued but unpaid dividends in arrears (excluding the then current quarter) on converted shares and for dividends on the common stock issued upon such conversion. A holder of shares of Series E Preferred on a Series E Dividend Record Date who (or whose transferee) surrenders any such shares for conversion into common stock after the opening of business on the corresponding Series E Dividend Payment Date will receive the dividend payable by the corporation on such Series E Preferred on such date, and the converting holder need not include payment of the amount of such dividend upon such surrender.

                                    As promptly as practicable after the
surrender of certificates for Series E Preferred as aforesaid, the corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of whole shares of common stock issuable upon the conversion of such Series E Preferred in accordance with the provisions of this paragraph (6), and any fractional interest in respect of common stock arising upon such conversion shall be settled as provided in subparagraph (C) of this paragraph (6). Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series E Preferred shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for common stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the share transfer books of the corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the opening of business on the next succeeding day on which such share transfer books are open.

                                    (C) No fractional shares or scrip
representing fractions of common stock shall be issued upon conversion of the Series E Preferred. In lieu of issuing a fractional interest in common stock that would otherwise be deliverable upon the conversion of a share of Series E Preferred, the corporation shall pay to the holder of such share an amount in cash equal to such fraction multiplied by the Current Market Price of the common stock on the Trading Day immediately preceding the date of conversion. If more than one share of Series E Preferred shall be surrendered for conversion at one time by the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series E Preferred so surrendered. For purposes of this paragraph (C) "Current Market Price" of the common stock shall mean the last reported sale price on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NASD member firm regularly making a market in such security and selected for such purpose by the Board of Directors. For purposes of this paragraph (C) "Trading Day" shall mean any day on which the common stock is traded on the NYSE, or if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, in the applicable securities market in which the security is traded.

                                    (D) If after the Issue Date the corporation
shall change the Series E Preferred or the common stock into the same or a different number of shares of any class or classes of capital stock, whether by capital reorganization, reclassification or otherwise, then and in each event each holder of the Series E Preferred shall have the right to convert such shares of Series E Preferred into such kind and amount of shares of capital stock as such holder would have received if the holder had converted the Series E Preferred into common stock immediately prior to such reorganization, reclassification or other change.

                                    (E) If after the Issue Date the corporation
shall be a party to any transaction including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the outstanding common stock, sale of all or substantially all of the corporation's assets, recapitalization or reclassification of capital stock, other than a reorganization or reclassification set forth in subparagraph
(D) of this paragraph (6) (each of the foregoing being referred to herein as a "Transaction"), in each case upon consummation of which common stock shall be converted into the right to receive shares, stock, securities or other property (including cash) or any combination thereof ("Transaction Consideration"), each share of Series E Preferred shall be convertible into the kind and amount of Transaction Consideration payable upon the consummation of such Transaction with respect to that number of shares of common stock into which one share of Series E Preferred was convertible immediately prior to such Transaction. The corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with this subparagraph (E). The provisions of this subparagraph (E) shall similarly apply to successive Transactions.

                                    (F) If after the Issue Date the corporation
shall make or issue, or fix a record date for the holders of common stock entitled to receive, a dividend or other distribution payable in securities issued by the corporation, then and in each event, provision shall be made so that each holder of Series E Preferred shall be entitled to receive, upon conversion of the Series E Preferred, in addition to shares of common stock receivable thereupon, such number of such securities as such holder would have received if the holder had converted the Series E Preferred immediately prior to the date of such event and had continued to hold such securities until the conversion date.

                                    (G) If after the Issue Date:

                                    (i) the corporation shall declare dividends
on the common stock, excluding cash dividends not exceeding in amount current or accumulated funds from operations at the date of declaration, determined on the basis of the corporation's most recent annual or quarterly report to shareholders at the time of the declaration of such dividends;

                                    (ii) the corporation shall authorize the
granting to the holders of the common stock of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants;

                                    (iii) there shall be any Transaction for
which approval of any shareholders of the corporation is required; or

                                    (iv) there shall occur the voluntary or
involuntary liquidation, dissolution or winding up of the corporation;

                                    then the corporation shall cause to be
mailed to the holders of the Series E Preferred at their addresses as shown on the share records of the corporation, as promptly as possible, but at least 15 days prior to the earliest applicable date hereinafter specified, a notice stating (i) the record date as of which the holders of common stock entitled to receive such dividend or grant of rights, options or warrants are to be determined, provided, however, that no such notification need be made in respect of a record date for a dividend or grant of rights, options or warrants, or (ii) the date on which such Transaction, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their common stock for securities or other property, if any, deliverable upon such Transaction, liquidation, dissolution or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this paragraph (6).

                                    (H) The corporation will at all times
reserve and keep available, free from preemptive rights, out of its authorized but unissued common stock, for the purpose of effecting conversion of the Series E Preferred, the full number of shares of common stock deliverable upon the conversion of all outstanding Series E Preferred not theretofore converted. For purposes of this subparagraph (H), the number of shares of common stock deliverable upon the conversion of all outstanding shares of Series E Preferred shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                                    (I) Definitions. Unless the context
otherwise clearly indicates, terms defined in any subdivision of this paragraph
(6) shall have the same meanings wherever used in this paragraph (6).

         Section 5.5 Issuance of Authorized Shares. The Board is hereby empowered to authorize from time to time the issuance or sale of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board and without any action by the stockholders.

         Section 5.6 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this
Section 5.6 may be made dependent upon facts or events ascertainable outside this Charter (including determinations by the Board or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

         Section 5.7 Charter and Bylaws. All persons who acquire stock in the Corporation shall acquire the same subject to the provisions of this Charter and the Bylaws.

         Section 5.8 Rights of Objecting Stockholders. Holders of shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law unless the Board, upon the affirmative vote of a majority of the entire Board, shall determine that such rights shall apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which holders of such shares would otherwise be entitled to exercise such rights.

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

                                   ARTICLE VI
         RESTRICTIONS ON OWNERSHIP AND TRANSFER TO PRESERVE TAX BENEFIT

         Section 6.1 Restrictions on Transfer; Exchange for Excess Stock.

                  (a) Definitions. The following terms shall have the following meanings:

                  "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

                  "Beneficiary" shall mean a beneficiary of the Trust as determined pursuant to Section 6.2(e).

                  "Capital Stock" shall mean stock that is Common Stock, Excess Stock or Preferred Stock.

                  "Constructive Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

                  "Equity Stock" shall mean stock that is either Common Stock or Preferred Stock.

                  "Excess Stock" shall mean stock that is exchanged for Equity Stock pursuant to Section 6.1(c).

                  "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Equity Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board. "Trading Day" shall mean a day on which the principal national securities exchange on which the Equity Stock is listed or admitted to trading is open for the transaction of business or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Ownership Limit" shall mean 9.9% of the value of the outstanding Equity Stock of the Corporation.

                  "Person" shall mean an individual, Corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

                  "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer that results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Equity Stock if such Transfer had been valid under Section 6.1(b).

                  "Purported Record Transferee" shall mean, with respect to any purported Transfer that results in Excess Stock, the record holder of the Equity Stock if such Transfer had been valid under Section 6.1(b).

                  "Restriction Termination Date" shall mean the first day after the date hereof on which the Board and the stockholders of the Corporation determine that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

                  "Rights" shall mean the rights granted under the Operating Partnership Properties, L.P. Partnership Agreement to the limited partners to acquire Common Stock.

                  "Operating Partnership Properties, L.P. Partnership Agreement" shall mean the agreement of limited partnership establishing Operating Partnership Properties, L.P., a California limited partnership.

                  "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock or (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

                  "Trust" shall mean the trust created pursuant to Section
6.2(a).

                  "Trustee" shall mean the Corporation, acting as trustee for the Trust, or any successor trustee appointed by the Corporation.

                  (b)      Restriction on Transfers.

                           (i)      Except as provided in Section 6.1(i), from
the date hereof and prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of the outstanding Equity Stock in excess of the Ownership Limit.

                           (ii)     Except as provided in Section 6.1(i), from
the date hereof and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                           (iii)    Except as provided in Section 6.1(i), from
the date hereof and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Equity Stock's being

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

Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise Beneficially Owned or Constructively Owned by the transferee; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                           (iv)     From the date hereof and prior to the
Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation's being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                  (c) Exchange for Excess Stock.

                           (i)      If, notwithstanding the other provisions
contained in this Article VI, at any time after the date hereof and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation such that any Person would either Beneficially Own or Constructively Own Equity Stock in excess of the Ownership Limit, then, except as otherwise provided in Section 6.1(i), such shares of Equity Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer or change in capital structure.

                           (ii)     If, notwithstanding the other provisions
contained in this Article VI, at any time after the date hereof and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, then the shares of Equity Stock being Transferred or which are otherwise affected by the change in capital structure and which, in either case, would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer or change in capital structure.

                  (d) Remedies for Breach. If the Board or its designees at any time determines in good faith that a Transfer has taken place in violation of
Section 6.1(b) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 6.1(b), the Board or its designees shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Section 6.1(b) shall be void ab initio and automatically result in the exchange described in Section 6.1(c), irrespective of any action (or non-action) by the Board or its designees.

                  (e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section 6.1(b), or any Person who is a transferee such that Excess Stock results under Section 6.1(c), shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

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

                  (f) Owners Required to Provide Information. From the date hereof and prior to the Restriction Termination Date:

                           (i)      Every Beneficial Owner or Constructive Owner
of more than 5% (during any periods in which the number of such Persons exceeds
2000) or 1% (during any periods in which the number of such Persons is greater than 200 but no more than 1999), or such lower percentages as required pursuant to regulations under the Code, of the outstanding Equity Stock of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit and existing holder limit.

                           (ii)     Each Person who is a Beneficial Owner or
Constructive Owner of Equity Stock and each Person (including the stockholder of record) who is holding Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limited.

                  (g) Remedies Not Limited. Nothing contained in this Article VI shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                  (h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.1, including any definition contained in Section 6.1(a), the Board shall have the power to determine the application of the provisions of this Section 6.1 with respect to any situation based on the facts known to it.

                  (i) Exception. The Board, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in Section 6.1(b)(iii) and/or Section 6.1(b)(iv) will not be violated, may exempt (i) a Person from the Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) or (ii) is an underwriter which participates in a public offering of the Equity Stock for a period of 90 days following the purchase by such underwriter of the Equity Stock and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of Equity Stock will violate the Ownership Limit and such Person agrees that any violation or attempted violation will result in such Equity Stock being exchanged for Excess Stock in accordance with Section 6.1(c) and provided that any exemption of a Person under clause (i) of this Section 6.1(i) shall not allow the Person to exceed 13.0% of the value of the outstanding Equity Stock of the Corporation.

                  (j) Legend. Each certificate for Equity Stock shall bear the following legend:

         "The shares of [____________] Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.9% of the value of the outstanding Equity Stock of the Corporation; or (2) Beneficially Own Equity Stock that would

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

         result in the Corporation's being "closely held" under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in this Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the shares of Equity Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Corporation."

         Section 6.2 Excess Stock.

                  (a) Ownership in Trust. Upon any purported Transfer that results in Excess Stock pursuant to Section 6.1(c), such Excess Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to Section 6.2(e). Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee shall have no rights in such Excess Stock except the right to receive a price for its interest in the shares of Equity Stock which were exchanged for Excess Stock. The Purported Beneficial Transferee shall have no rights in such Excess Stock except as provided in
Section 6.2(e).

                  (b) Dividend Rights. Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Equity Stock have been exchanged for Excess Stock shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Equity Stock.

                  (c) Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Corporation, the shares of Excess Stock shall not be entitled to share in any portion of the assets of the Corporation. At such time as (i) the Corporation has received the necessary stockholder approval with respect to a voluntary liquidation or dissolution of the Corporation, or (ii) the Corporation has become the subject of an order of a court of competent jurisdiction compelling an involuntary liquidation or dissolution of the Corporation, such shares of Excess Stock held in Trust shall without further act be extinguished and each Purported Beneficial Transferee whose acquisition of Equity Stock resulted in the Excess Stock which has been extinguished pursuant to this Section 6.2(c) shall without further act become a creditor of the Corporation. The amount by which each such Purported Beneficial Transferee shall become a creditor of the Corporation with respect to its now-extinguished interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported Transfer that resulted in the Excess Stock) will be equal to the lesser of (i) that amount of the distributable assets of the Corporation to which such Excess Stock would be entitled if such Excess Stock were entitled to share ratably in the distributable assets of the Corporation as shares of Common Stock, or (ii) as appropriate, either (A) the price per share paid by such Purported Beneficial Transferee for the shares of Equity Stock which were exchanged for Excess Stock, or (B) if the Purported Beneficial Transferee did not give value for such shares of Equity Stock (having received such through a gift, device or otherwise), a price per share equal to the Market Price on the date of the purported Transfer that resulted in the Excess Stock. Payment to the Purported Beneficial Transferee shall be without interest and shall be due concurrently with the date of first distribution of liquidation proceeds to the holders of Equity Stock. If the Corporation causes such liquidation or dissolution to be revoked or otherwise rescinded any Excess Stock previously automatically extinguished pursuant to this Section 6.2(c) shall be automatically revived and any Purported Beneficial Transferees shall without further act cease to be creditors of the Corporation as otherwise provided above.

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

                  (d) Voting Rights. The holders of shares of Excess Stock shall not be entitled to vote on any matters (except as required by the general laws of the State of Maryland).

                  (e) Restrictions on Transfer; Designation of Beneficiary.

                           (i)      Excess Stock shall not be transferable.  The
Corporation may designate a Beneficiary of an interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported Transfer that resulted in the Excess Stock), if the shares of Excess Stock held in the Trust would not be Excess Stock in the hands of such Beneficiary. The Purported Beneficial Transferee may receive a price for its interest in the shares of Equity Stock which were exchanged for Excess Stock provided that the Purported Beneficial Transferee does not receive a price for such Excess Stock that exceeds (A) the price per share such Purported Beneficial Transferee paid for the Equity Stock in the purported Transfer that resulted in the Excess Stock, or (B) if the Purported Beneficial Transferee did not give value for such shares of Excess Stock (through a gift, devise or otherwise), a price per share equal to the Market Price on the date of the purported Transfer that resulted in the Excess Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically exchanged for an equal number of shares of Equity Stock, and such shares of Equity Stock shall be transferred of record to the Beneficiary of the interest in the Trust designated by the Corporation as described above if such Equity Stock would not be Excess Stock in the hands of such Beneficiary.

                           (ii)     Notwithstanding the foregoing, if a
Purported Beneficial Transferee receives a price for its interest in the shares of Equity Stock which were exchanged for Excess Stock that exceeds the amounts allowable under Section 6.2(e)(i), such Purported Beneficial Transferee shall pay, or cause to be paid, such excess to the Corporation, or, at the Corporation's sole election, such excess shall be offset against any future dividends or distributions payable to such Purported Beneficial Transferee.

                  (f) Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. Subject to the satisfaction of any applicable requirements of the general laws of the State of Maryland, the Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer that resulted in such Excess Stock and (ii) the date the Board determines in good faith that a Transfer resulting in Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer pursuant to Section 6.1(e).

         Section 6.3 Further Authority. Nothing contained in this Article VI or in any other provision of this Charter shall limit the authority of the Board to take such other action as it in its sole discretion deems necessary or advisable to protect the Corporation and the interests of the stockholders by maintaining the Corporation's eligibility to be, and preserving the Corporation's status as, a qualified REIT under the Code.

         Section 6.4 New York Stock Exchange. Nothing in this Article VI precludes the settlement of transactions entered into through the facilities of the New York Stock Exchange. As provided in this Article VI, under certain circumstances, a Transfer of Equity Stock may result in the automatic exchange of the Equity Stock being transferred for an equal number of shares of Excess Stock.

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

                                   ARTICLE VII
     PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE
                CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

         Section 7.1 Number and Term of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may take any action that, in its sole judgment and discretion, is necessary or desirable to conduct the business of the Company. This Charter shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of this Charter or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The number of directors of the Corporation initially shall be ten, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the initial directors are as follows: Robert P. Freeman, Jon A. Grove, James D. Klingbeil, Robert C. Larson, John P. McCann, Thomas R. Oliver, Lynne B. Sagalyn, Mark J. Sandler, Robert W. Scharar and Thomas W. Toomey. A director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the remaining directors then in office though less than a quorum. No decrease in the number of directors constituting the Board shall cause the removal or shorten the term of any incumbent director.

         Section 7.2 Removal of Directors. Subject to the rights of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director or the entire Board may be removed from office at any time, with or without cause, only at a meeting of the stockholders called for such purpose, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, voting as a class, in the election of directors. The notice of such meeting shall indicate that the purpose or one of the purposes of such meeting is to determine if a director should be removed.

         Section 7.3 Board Powers and Determinations. The Board shall, consistent with applicable law, have power in its sole discretion to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, will be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board consistent with this Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matters relating to the acquisition, holding and disposition of any assets by the Corporation; and any other matter relating to the business and affairs of the Corporation.

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

         Section 7.4 Limitation of Liability and Indemnification. To the fullest extent permitted by Maryland statutory or decisional law, as the same may from time to time be amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation, any subsidiary thereof or any of its stockholders for money damages. The Corporation shall indemnify (a) its directors and officers, whether serving the Corporation or, at its request, any other entity, to the full extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advancement of expenses under the procedures and to the full extent permitted by law, and (b) other employees and agents, whether serving the Corporation or, at its request, any other entity, to such extent as may be authorized by the Board or the Bylaws and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Charter or repeal of any of its provisions shall limit or eliminate the foregoing limitation of liability or right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                                  ARTICLE VIII
                                   AMENDMENTS

         Section 8.1 Bylaws. The Board shall have the exclusive power to adopt, amend or repeal the Bylaws for the Corporation in accordance with the terms of the Bylaws.

         Section 8.2 Charter. The Corporation reserves the right from time to time to make any amendment now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Charter, of any shares of outstanding stock. All rights and powers conferred by this Charter on stockholders, directors and officers of the Corporation are granted subject to this reservation. This Charter may be amended (a) by a majority of the entire Board, without any action by the stockholders, to the extent permitted by Maryland law, (i) to change the name of the Corporation,
(ii) to change the name or other designation or the par value of any class or series of stock of the Corporation and the aggregate par value of the stock of the Corporation or (iii) as contemplated by Section 5.1 of this Charter or (b) by the affirmative vote of the holders of a majority of the shares of stock then outstanding and entitled to vote thereon.

         Section 8.3 Provisions in Conflict with Law or Regulations.

                  (a) The provisions of this Charter are severable, and if the Board determines that any one or more of such provisions are in conflict with the Corporation's desire to maintain its status as a real estate investment trust under the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Charter, even without any amendment of this Charter pursuant to Section 8.2 hereof; provided, however, that such determination by the Board shall not affect or impair any of the remaining provisions of this Charter or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

                  (b) If any provision of this Charter or any application of such provision is held invalid or unenforceable by any federal or state court having jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction, and the validity of the remaining provisions of this Charter shall not be affected. Other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                       39